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                                                                    EXHIBIT 10.5


                              CONSULTING AGREEMENT

         This is a CONSULTING AGREEMENT ("Agreement") entered into as of March 3, l997 (the "Commencement Date"), by and between MegaBank of Arapahoe ("MegaBank") and First Fidelity Service Corp., a Colorado corporation ("Consultant"). The parties agree as follows:

         1. Engagement. MegaBank hereby engages Consultant and Consultant hereby accepts the engagement to provide the Services (as such term is defined below) to MegaBank pursuant to the provisions of this Agreement.

         2. Term. This Agreement shall become effective as of the Commencement Date and shall expire on March 3, 1998 (the "Term"); provided, that unless terminated earlier as provided below, this Agreement shall automatically renew for an additional one-year period, and at the option of MegaBank and Consultant, may thereafter be extended for further one-year periods on the same basis.

         3. Consultant's Responsibilities. Raymond L. Anilionis ("Principal"), a principal of Consultant is expected to personally perform the majority of the Services. Consultant shall perform the following services as are requested by MegaBank from time to time (the "Services"): (i) evaluation of acquisition of new potential bank sites; (ii) consultation and assistance with negotiation of real estate and other acquisitions and/or sales; (iii) evaluation, supervision and oversight of construction projects; and (iv) evaluation, consultation and assistance with negotiation of complex loan and work out transactions, and (v) any other services as reasonably requested by MegaBank.

         4. Compensation. MegaBank will pay Consultant $5,000.00 per month, pro rated for any partial months ("Compensation") for Consultant's performance of the Services, which amount has been computed based upon an assumption of the average number of hours Consultant will spend on a monthly basis performing the services. If during any mouth, the Services which Consultant performs require time in excess of the average hours which it normally expends in rendering of the Services, it may bill MegaBank at an agreed upon hourly rate for the additional time incurred. Payment of the Compensation to Consultant shall be paid by MegaBank oil a monthly basis. MegaBank shall also reimburse Consultant for Consultant's reasonable travel expenses for travel approved in advance by MegaBank and any other reasonable out-of-pocket expenses submitted from time to time with proper substantiation.

         5. INDEPENDENT CONTRACTOR. MEGABANK AND CONSULTANT ACKNOWLEDGE THAT PRINCIPAL IS A SHAREHOLDER OF MEGABANK AND SITS ON ITS BOARD OF DIRECTORS OF DIRECTORS AND LOAN COMMITTEE. HOWEVER, THE PERFORMANCE OF THE SERVICES IN ACCORDANCE WITH THIS CONSULTANT AGREEMENT ARE NOT RELATED TO OR IN ANY WAY CONNECTED WITH PRINCIPAL'S OTHER POSITIONS AND CAPACITY AS A SHAREHOLDER, BOARD MEMBER AND LOAN COMMITTEE MEMBER OF MEGABANK. IN CONNECTION WITH PERFORMANCE OF THE SERVICES, CONSULTANT IS AN INDEPENDENT CONTRACTOR AND IS NOT AN EMPLOYEE, MEMBER, DIRECTOR OR OFFICER OF MEGABANK. CONSULTANT SHALL PAY ALL
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FEDERAL, STATE AND OTHER INCOME TAXES DUE ON THE COMPENSATION RECEIVED UNDER
THIS AGREEMENT. WHILE THIS AGREEMENT IS IN EFFECT, MEGABANK SHALL PAY NO AMOUNTS ON ACCOUNT OF CONSULTANT FOR PURPOSES OF SOCIAL SECURITY, UNEMPLOYMENT INSURANCE, OR FEDERAL OR STATE WITHHOLDING TAXES AND MEGABANK SHALL NOT PROVIDE ANY OTHER CONTRIBUTIONS OR BENEFITS FOR CONSULTANT WHICH MIGHT BE EXPECTED IN AN EMPLOYER-EMPLOYEE RELATIONSHIP.

         6.      Termination.

                 a. Termination if no Default. This Agreement may be terminated by either party by 30 days written notice given to the other party at any time for any reason (other than a Default).

                 b. Termination in the event of Default. Either of the following events are sometimes referred to as a "Default" and this Agreement may be terminated at any time following a Default and the giving of 10 days written notice specifying the nature of the Default. The defaulting party may elect to cure the Default within 10 days following receipt of the Default Notice to cure the Default. If the Default is not cured within said 10-day period, this Agreement will automatically terminate.

                          (i)     Insolvency. In the event a petition in
bankruptcy is filed by or against Consultant, or in the event that either party shall make an assignment for the benefit of creditors or seek protection or otherwise avail itself or himself of any insolvency laws.

                          (ii)    Breach.  Breach by either party of any of the
undertakings or agreements set forth herein.

         In the event of any termination of this Agreement, and except for the pro rata Compensation due to Consultant as of the date of termination which shall be paid pursuant to the terms of this Agreement, all other terms of this Agreement shall




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not survive any such termination and the parties hereto shall be relieved of their respective obligations hereunder.

         7.      General.

         a. Assignment. This Agreement and all rights hereunder shall be assignable by MegaBank, to another entity or person, in its sole and exclusive discretion. Consultant shall have no right to assign this Agreement or any rights and obligations hereunder, except to another entity in which Principal is a controlling party, it being expressly understood and agreed that MegaBank is relying on Principals direct involvement in the performance of the Services.

         b. Notices. All notices provided for in this Agreement shall be in writing and shall be either delivered personally or mailed by United States registered or certified mail, return receipt requested, postage prepaid, at the addresses set forth below or at such other addresses as Consultant or MegaBank may specify thereafter in writing.

         c. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, such holding shall in no way affect any other provision of this Agreement, which shall remain in full force and effect as if such provision held to be invalid had never been included herein.

         d. Parties Bound. The rights and obligations of MegaBank and Consultant under this Agreement shall inure to the benefit of and shall be binding upon their successors.

         e. No Waiver. No waiver of any provision of or default under this Agreement shall affect the right of MegaBank or Consultant thereafter to enforce said provision or to exercise any right or remedy in the event of another default, whether or not similar.

         f. Captions. The captions throughout this Agreement are for convenience only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

         g. Mediation. In the event that a dispute arises between the parties hereto concerning the provisions of this agreement or any other matter relating to this agreement, the parties agree to enter into mediation in good faith in an attempt to resolve all disputes prior to proceeding to litigation or arbitration. Such mediation shall be binding upon the parties, and shall be conducted by a mutually agreed upon independent and qualified mediator and shall be conducted in the Denver, Colorado metropolitan area. The parties shall share the cost of the mediator. If the parties are unable to agree on a mediator within thirty (30) days after the request for mediation by either party, then either party may apply to the chief or presiding judge of the District Court of Arapahoe County, Colorado or the United States District Court of Colorado, for the appointment of a mediator.





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         h.      Attorneys' Fees.  If either MegaBank or Consultant is required to commence an action or proceeding against the other in order to enforce the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs and expenses incurred in connection therewith, including reasonable attorneys' fees.

         i. Amendments. All amendments or modifications to this Agreement shall be in writing and signed by the parties hereto.

         j. Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

         k. Entire Agreement. This Agreement represents the entire agreement between the parties as to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, representations and understandings.


                 IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the day and year first above written.




                                          MEGABANK OF ARAPAHOE

                                          By: /s/ Larry A. Olsen
                                             -----------------------------------
                                          Title: President
                                                --------------------------------
                                          8100 E. Arapahoe Road
                                          Englewood, Colorado 80112


                                          FIRST FIDELITY SERVICE CORP.,
                                          a Colorado corporation


                                          By:  /s/ Raymond L. Anilionis
                                             -----------------------------------
                                          Raymond L. Anilionis, its President
                                          9034 E. Easter Place
                                          Englewood, Colorado 80112



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STATE OF COLORADO              )
                               ) ss.
COUNTY OF  ARAPAHOE            )


         The foregoing instrument was acknowledged before me this 1st day of March, 1997, by Larry A. Olsen as President on behalf of MegaBank of Arapahoe.

Witness my hand and official seal.
My commission expires 12/16/99.



                                                           /s/ Joanne C. Park
                                                           ---------------------
                                                           Notary Public




STATE OF COLORADO              )
                               ) ss.
COUNTY OF  ARAPAHOE            )



         The foregoing instrument was acknowledged before me this 1st day of March, 1997, by Raymond L. Anilionis as President on behalf of First Fidelity Service Corporation, a Colorado corporation.

         Witness my hand and official seal.
         My commission expires:  12/16/99.



                                                            /s/ Joanne C. Park
                                                            --------------------
                                                            Notary Public




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